Exhibit 99.1

TransDigm to Acquire PneuDraulics, Inc.

CLEVELAND, July 28, 2015 /PRNewswire/ — TransDigm Group Incorporated (NYSE: TDG) announced today that it has entered into a definitive agreement to acquire PneuDraulics, Inc. (“PneuDraulics” or “the Company”) for approximately $325 million in cash. The purchase price includes approximately $107 million of tax benefits to be realized by TransDigm over a 15 year period beginning in 2015. TransDigm expects to finance the acquisition through existing cash on hand.

Located in Rancho Cucamonga, California, PneuDraulics employs approximately 275 people. The Company manufactures proprietary, highly engineered aerospace pneumatic and hydraulic components and sub-systems for commercial transport, regional, business jet and military applications. Nearly 100% of the revenues are proprietary. Aftermarket content accounts for approximately 35% of the revenues, while commercial aerospace content accounts for approximately 85% of the revenues.

W. Nicholas Howley, Chairman and CEO of TransDigm Group Incorporated, stated, “PneuDraulics is a long standing manufacturer of proprietary, sole source products with established positions on a number of high use platforms, strong aftermarket content and an outstanding reputation. The highly engineered products will allow us to expand our content on a number of substantial platforms, including Boeing 787 and Airbus A350. PneuDraulics fits well with our consistent product and acquisition strategy. As with all TransDigm acquisitions, we see opportunities for significant value creation.”

The acquisition, which is expected to close before the end of fiscal year 2015, is subject to regulatory approvals and customary closing conditions.

Houlihan Lokey served as exclusive financial advisor to PneuDraulics.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and related components, lighting and control technology, military personnel parachutes and cargo loading, handling and delivery systems.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.

All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to failure to complete or successfully integrate the acquisition; that the acquired business does not perform in accordance with our expectations; and other factors. Further information regarding important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Liza Sabol
Investor Relations
(216) 706-2945
ir@transdigm.com